EXHIBIT 99.3

Nixxy Announces CognoGroup Spin-Off Plans

Friday, 18 October 2024 07:35 AM

CognoGroup Spin-Off Update

NEW YORK, NY / ACCESSWIRE / October 18, 2024 / Nixxy (Nasdaq:NIXX) is moving forward with its previously announced plans to consolidate several of its assets and liabilities into Atlantic Energy Solutions (OTC:AESO), which is planned to be renamed CognoGroup (“CognoGroup”). As part of this restructuring, Nixxy will distribute shares of CognoGroup to eligible shareholders, aligning with its strategy to streamline operations and potentially unlock shareholder value.

CognoGroup will focus on AI-driven projects aimed at enhancing human potential. Its core areas of focus include Work, Personal Growth, Wellness, Finance, and Creativity, sectors where AI and intelligent technologies can make meaningful advancements in people's lives.

After the planned spin-out, CognoGroup’s portfolio will include several AI-driven ventures designed to empower individuals and industries. These businesses include CandidatePitch, an automated talent marketing tool; Mediabistro, a media industry job board; AI Exchange, a community with over one million members focused on AI discussions; and PrimeGPU, an early-stage venture currently in stealth mode.

As these businesses are still in development, they carry the inherent risks of early-stage ventures, which investors should carefully consider. While CognoGroup is committed to driving innovation and growth, these ventures face uncertainties typical of emerging companies, and potential investors are encouraged to evaluate the associated risks thoroughly before making any investment decisions.

The spin-out is proceeding following a unanimous vote by Nixxy’s Board of Directors. Investors representing approximately 75% of Nixxy’s outstanding shares have verbally waived participation in the distribution of the spin-out shares. This exclusion benefits other shareholders by preserving equity allocation.

The record date for shareholders eligible to receive CognoGroup shares is tentatively set for October 28, 2024. This date is not yet finalized, and shareholders should await official confirmation. Additional details will be provided as they become available. The anticipated share distribution date is estimated to be approximately January 15, 2025, contingent on registrations, regulatory approvals, and other conditions. It is important to note that shares sold short prior to the record date will require the short seller to deliver the distributed spin-off shares to the buyer of the shorted shares.

About Nixxy

Nixxy (NASDAQ:NIXX) is committed to transforming traditional markets through innovative technology and data-driven insights. We acquire cornerstone businesses in established industries, evolving their operations to unlock new potential. Nixxy focuses on sectors ready for digital transformation, using data and technology to drive sustainable growth and redefine conventional business models.

Contact Information

Investor Relations

Nixxy

IR@nixxy.com

https://www.nixxy.com

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those regarding Nixxy’s business strategy, future operations, acquisitions, financial position, growth prospects, and the CognoGroup spin-out, are based on current expectations and beliefs. However, they involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Words such as "anticipates," "believes," "expects," "intends," "plans," "will," and similar expressions are used to identify forward-looking statements. These risks and uncertainties include, but are not limited to, changes in regulatory conditions, market volatility, and the Company's ability to execute its business strategy. Nixxy undertakes no obligation to update or revise forward-looking statements, except as required by law.

Any statements regarding potential shareholder value are forward-looking and do not constitute a guarantee of financial gain. Future performance is subject to market conditions and other variables.

The record date and distribution date mentioned are subject to change based on regulatory requirements, unforeseen circumstances, or market conditions.

No Offer or Solicitation Disclaimer

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with Nixxy's business and the spin-out transaction. Investing in Atlantic Energy Solutions, soon to be renamed CognoGroup (OTC: AESO), carries significant risks. As a company undergoing strategic changes with a limited operating history, CognoGroup’s financial outlook and operations are subject to substantial uncertainty. Additionally, OTC-listed securities often have less liquidity, higher volatility, and fewer publicly available details compared to exchanges like the NYSE or NASDAQ. This may increase the risk profile for potential investors.

It is essential to understand that the information provided is not an endorsement or recommendation for investment. Investors are strongly urged to conduct thorough due diligence, review all disclosures and filings available on the OTC Markets website, and consult with a qualified financial or legal advisor to assess whether investing in CognoGroup aligns with their financial goals and risk tolerance.

The waiver of participation by certain investors is based on their own strategic considerations and should not be interpreted as a reflection of CognoGroup's future performance or valuation.

Remember that all investments carry risk, including the potential loss of principal. Investing in smaller or emerging companies like CognoGroup may involve heightened risks and uncertainties.

Trademarks and Intellectual Property

All trademarks, service marks, and trade names mentioned are the property of their respective owners.

Investor Contact Information

For more information, please refer to Nixxy’s filings with the SEC, available at

www.sec.gov, or contact Investor Relations at IR@nixxy.com.

SOURCE: Nixxy, Inc.